AT THE COMPANY FINANCIAL RELATIONS BOARD

Dan Bevevino	Joe Calabrese	Julie Tu
Vice President & CFO	General Contact	Analyst Information
(724) 387-5235	(212) 827-3772	(212) 827-3776

RESPIRONICS REPORTS RECORD FINANCIAL RESULTS
FOR FISCAL YEAR 2008 SECOND QUARTER, COMMENTS ON PREVIOUSLY ANNOUNCED
MERGER AGREEMENT WITH ROYAL PHILIPS ELECTRONICS

MURRYSVILLE, PA, January 24, 2008—RESPIRONICS, INC. (NASDAQ/NMS Symbol: RESP) today announced record financial results for the three months and six months ended December 31, 2007.

FINANCIAL RESULTS

Three Months Ended December 31, 2007
Net sales for the second quarter totaled $343.1 million, which represents an increase of 19 percent over the $288.7 million achieved by the Company in the second quarter a year ago. The Company’s recent acquisitions added approximately $8.9 million of revenues during the quarter, and favorable changes in foreign currency rates added approximately $3.7 million. Together, acquired revenues and foreign currency rate changes represented four percent of the current quarter revenue growth. Consolidated revenue growth during the quarter on an organic, constant-currency basis was 15 percent compared to the second quarter of last year.

Domestic revenues increased from $193.2 million in the second quarter a year ago to $222.4 million in the current year’s second quarter, an increase of 15 percent. The Company’s domestic revenue gains were led by a year-over-year increase of $25.5 million, or 18 percent in the domestic Sleep & Home Respiratory Group. The Company achieved 16 percent growth in sales of domestic sleep therapy products from $115.4 million last year to $133.8 million in the current year second quarter, driven by the M Series line of sleep therapy devices including proprietary breathing modalities like A-Flex™, and a broad range of patient interface products including Optilife™ and the Company’s ComfortGel™ mask. The Company was also very pleased with its revenue growth in Home Respiratory Care, and in particular another strong performance in oxygen therapy in the current year’s second quarter. The Company’s domestic Hospital Group revenues grew by seven percent during the second quarter to $58.3 million. Respiratory Drug Delivery and Children’s Medical Ventures each contributed very positively to revenue growth during the second quarter; however these gains were partially offset by Critical Care’s performance on difficult comparable quarter revenues that grew by 22 percent in last year’s second quarter.

International revenues totaled $120.8 million for the second quarter, a 26 percent increase over the $95.5 million reported a year ago. International Sleep and Home Respiratory Group revenues grew by 27 percent, led by 22 percent growth in sleep therapy products and substantial growth in Home Respiratory Care. The Company also achieved 24 percent growth in its Hospital Group products in the international markets, with balanced growth across each business unit. International revenues represented a record 35 percent of total revenues during the current year’s second quarter.

On a global basis, Sleep and Home Respiratory Group revenues grew by 21 percent from $206.0 million to $249.9 million, driven by 17 percent growth in sleep therapy revenues that grew from $159.9 million to $187.8 million. Global Hospital Group revenues grew by 13 percent, from $82.7 million last year to $93.2 million in the second quarter of fiscal year 2008.

Net income for the current quarter was $30.9 million, or $0.41 per diluted share, including $6.9 million of merger expenses on a pre-tax (or $0.06 per share after tax) related to the Company’s signed merger agreement with Royal Philips Electronics (“Philips”) and stock compensation expenses totaling $3.9 million on a pre-tax basis (or $0.03 per diluted share after tax). The merger expenses include fees to financial advisory firms that became payable upon execution of the merger agreement on December 20, 2007 and legal fees incurred during the quarter. During the current year second quarter, the Company reported a lower effective income tax rate of 28 percent resulting primarily from the creation of a center of excellence for the manufacture of patient interface products in the Asia Pacific region and the related transfer of manufacturing operations to this lower tax-rate region combined with other tax planning efforts. Based on its strong operating results during the quarter including the lower income tax expenses, the Company also contributed $4.0 million to the Respironics Sleep and Respiratory Research Foundation (the “Foundation”) during the second quarter and incurred $1.4 million of expenses related to additional investments in a development stage sleep company. Additionally, the Company contributed to performance-based employee compensation plans at higher than planned levels based on operating results exceeding plan during the quarter.

Excluding the impact of these merger expenses, contributions to the Foundation, and investments in a development stage sleep company, as well as the lower income taxes in the current year second quarter, net income was $35.8 million, or $0.48 per diluted share including stock compensation expenses. This represents a 19 percent increase over the $0.40 per diluted share reported a year ago, including stock compensation expenses in both periods. The Company’s increase in earnings per share in the current year is primarily the result of sales growth and operating margin increases versus the prior year. With the financial information included in this press release, the Company provides a tabular reconciliation of GAAP net income with net income excluding the impact of merger expenses, contributions to the Foundation, investments in a development stage sleep company, and reduced income taxes.

Six Months Ended December 31, 2007
For the six months ended December 31, 2007, net sales increased to $654.8 million, an 18 percent increase compared to $555.3 million from the last year’s comparable six-month period. Net income for the six months ended December 31, 2007 was $58.4 million, or $0.78 per diluted share, including stock compensation expenses totaling $7.6 million on a pre-tax basis, or approximately $0.06 per diluted share after tax. These amounts also include the various expenses and lower income taxes described above.

COMMENTS FROM MANAGEMENT

John Miclot, President and Chief Executive Officer, commented on the Company’s results, “We are very pleased to be reporting strong 19 percent growth in revenues and 19 percent growth in earnings per share during the second quarter of the 2008 fiscal year. These results were once again driven by very balanced performances across our various business units and key geographic regions and demonstrate continued success implementing our strategy around providing solutions for the global sleep and respiratory markets.”

Mr. Miclot concluded, “During the quarter, we announced that we reached agreement on an exciting strategic transaction with Philips, and I would like to recognize all of our associates for their outstanding contributions that led to this significant value-creating transaction. I would also like to thank our associates for their performance since this announcement and for their focus and professionalism in continuing to serve our customers and maintaining our high service levels throughout our various business processes. I look forward to their continued contributions as we enter into this new stage of growth and development for the Company.”

Financial Position
The Company continues to maintain a strong balance sheet position, with $324.1 million of cash and short-term investments as of December 31, 2007, representing an increase of $2.0 million compared to September 30, 2007. During the second quarter, the Company made more than $35.0 million of strategic investments and acquisition-related payments, including the acquisitions of Apollo Light Systems, Inc. (“Apollo”) on October 2, 2007 and Pro-Tech Services, Inc. (“Pro-Tech”) on December 3, 2007. The Company also made additional investments in various other technologies in both the Sleep and Home Respiratory and Hospital Groups. In addition to these strategic investments and acquisition-related payments, the Company invested $3.0 million during the second quarter for its new $32 million, 165,000-square-foot manufacturing facility which will be located approximately seven miles from Respironics’ U.S. headquarters and current manufacturing site in Murrysville and will focus on the production of its sleep therapy devices.

During the quarter, the Company’s accounts receivable days sales outstanding were 58 days, representing a significant reduction from the 62 days achieved as of September 30, 2007. The Company also reduced its inventory levels during the second quarter by approximately $7.0 million, excluding the current quarter acquisitions of Apollo and Pro-Tech. The Company’s long-term debt balance was $32.6 million as of December 31, 2007, compared to $29.1 million as of September 30, 2007.

* * * * *

Respironics is a leading developer, manufacturer and distributor of innovative products and programs that serve the global sleep and respiratory markets. Focusing on emerging market needs, the Company is committed to providing valued solutions to help improve outcomes for patients, clinicians and health care providers. Respironics markets its products in 141 countries and employs more than 5,300 associates worldwide. Further information can be found on the Company’s Web site: www.respironics.com.

FORWARD-LOOKING STATEMENT
This document contains forward-looking statements, including statements relating to, among other things, developments in the healthcare industry; the success of the Company’s marketing, sales, and promotion programs; future sales, acceptance, and quality of the Company’s products and programs; the results of clinical trials; the timing and success of new product introductions; new product development; anticipated cost savings; FDA and other regulatory requirements, enforcement actions, product recalls or related field actions; future results from acquisitions and strategic investments; growth rates in foreign markets; regulations and other factors affecting operations and sales outside the United States; foreign currency fluctuations; the effects of a major natural disaster, cyber-attack or other catastrophic event that results in the destruction or disruption of any critical business or information technology systems; customer consolidation and concentration; increasing price competition and other competitive factors in the manufacture, distribution, and sale of products; interest rate fluctuations; expiration of intellectual property rights; intellectual property and related litigation; other litigation; future levels of earnings and revenues; the number of equity awards granted to employees and changes in the Company’s stock price; and third party reimbursement; all of which are subject to change. Actual results may differ materially from those described in any forward-looking statements. In addition, completion of the Company’s tender offer and merger with Philips is subject to conditions, including satisfaction of a minimum tender condition and the need for regulatory approvals, and there can be no assurance those conditions can be satisfied or that the transactions described in this press release will be completed. Additional information on potential factors that could affect the Company’s financial results are included in the reports filed with the SEC, including the reports on Form 10-K, 10-Q and 8-K.

RESPIRONICS, INC. AND SUBSIDIARIES

Condensed Statement of Operations

For the three months ended December 31, 2007 and 2006 (Unaudited):

	GAAP	GAAP
	3 months	3 months			%
	Ended	Ended	$		Increase
Dollars in thousands, except per share amounts	12/31/07	12/31/06	Increase (Decrease)		(Decrease)

Sales	$343,143	$288,664		$54,479	19%
Cost of goods sold	158,637	134,145		24,492	18%
Gross profit	—	—		—	—
	184,506	154,519		29,987	19%
	54%	54%
Gross profit percentage	47,194	38,425		8,769
General & administrative expenses	67,002	54,864		12,138
Sales, marketing, & commission expenses	18,127	15,739		2,388
Research & development expenses	4,000	0		4,000
Contribution to foundation	485	1,201		(716)
Restructuring & acquisition-related expenses	6,935	0		6,935
Merger expenses	(2,047)	(2,855)		(808)
Other income	—	—		—	23%
Net Income before income taxes	$42,810	$47,145		(4,335)	22%
Income taxes	11,958	17,546		(5,588)	15%
Net Income	—	—		—	(9%)
Basic earnings per share	$30,852	$29,599		1,253	(32%)
Basic shares outstanding	0.42	0.41		0.01	—
Diluted earnings per share	74,036	73,024		1,012	4%
Diluted shares outstanding	0.41	0.40		0.01	2%
	74,876	73,844		1,032	3%

Reconciliation of Non-GAAP Financial Measures

(Unaudited)
(Dollars in thousands, except per share amounts)

In managing its business, Respironics sometimes makes use of certain non-GAAP financial measures in evaluating the Company’s results of operations from core operations. Specifically, during the Company’s second quarter of the current year, it incurred certain expenses that are of a non-recurring nature and reduced income tax expenses that are more fully described in the text of this press release. Respironics believes that presenting diluted earnings per share, excluding the impact of these items, is an additional measure of performance that investors can use to compare operating results between reporting periods. Management of the Company uses this information in evaluating the Company’s results of operations and believes that this information may also provide investors better insight in evaluating the Company’s earnings performance from core operations in comparison to the prior year second quarter. The Company provides a reconciliation of GAAP net income and earnings per share to net income and earnings per share excluding these items in the table below.

Three months ended
12/31/07
GAAP net income before income taxes	$42,810
Add: (1) Merger expenses	6,935
(2) Contribution to foundation	4,000
(3) Investment in development stage sleep company	1,400

12,335
Adjusted net income before income taxes (A)	—
55,145
GAAP income taxes	11,958
Add: (1) Adjustment to income taxes for merger expenses, contribution to foundation, and investment in development stage sleep company	4,496
(2) Impact of transferring patient interface operations and associated planning on income taxes	2,836

7,332

Adjusted income taxes (B)	19,290

Adjusted Net Income (A — B = C)	$35,855
GAAP Diluted shares outstanding (D)	74,876
Adjusted diluted earnings per share (C / D)	$0.48

For the six months ended December 31, 2007 and 2006 (Unaudited):

	GAAP	GAAP
	6 months	6 months			%
	Ended	Ended	$		Increase
Dollars in thousands, except per share amounts	12/31/07	12/31/06	Increase (Decrease)		(Decrease)

Sales	$654,780	$555,287		$99,493	18%
Cost of goods sold	303,241	258,783		44,458	17%
Gross profit	—	—		—	—
	351,539	296,504		55,035	19%
	54%	53%
Gross profit percentage	94,715	73,310		21,405
General & administrative expenses	130,218	112,429		17,789
Sales, marketing, & commission expenses	36,185	30,252		5,933
Research & development expenses	5,424	0		5,424
In-process research & development expenses	4,000	0		4,000
Contribution to foundation	1,063	2,887		(1,824)
Restructuring & acquisition-related expenses	6,935	0		6,935
Merger expenses	(7,271)	(4,840)		2,431
Other income	—	—		—	29%
Net Income before income tax	$80,270	$82,466		(2,196)	16%
Income tax	21,949	30,798		(8,849)	20%
Net Income	—	—		—	(3%)
Basic earnings per share	$58,321	$51,668		6,653	—
Basic shares outstanding	0.79	0.71		0.08	(29%)
Diluted earnings per share	73,950	72,930		1,020	13%
Diluted shares outstanding	0.78	0.70		0.08	11%
	74,970	73,777		1,193	11%

Product Sales Summary

(Unaudited)

Dollars in thousands	Three months ended		Six months ended
	12/31/07	12/31/06	12/31/07	12/31/06

Domestic Sleep and Home Respiratory Group	$164,049	$138,553	$324,811	$276,810
Domestic Hospital Group	58,318	54,610	106,517	97,947
International Group	120,776	95,501	223,452	180,530
Total	$343,143	$288,664	$654,780	$555,287

Condensed Balance Sheet

(Unaudited)

	At	At
Dollars in thousands	12/31/07	6/30/07
Cash and cash equivalents	$293,275	$231,830
Short-term investments	30,799	75,354
Trade accounts receivable	221,298	220,398
Inventories	179,636	172,671
Other current assets	83,532	76,025
Total current assets	808,540	776,278
Property, plant and equipment (net)	178,042	155,953
Other assets, including goodwill	342,437	294,589
Total assets	$1,329,019	$1,226,820
Current liabilities	$244,244	$239,152
Long-term obligations	32,578	26,411
Other non-current liabilities	32,925	27,695
Shareholders’ equity	1,019,272	933,562
Total liabilities and shareholders’ equity	$1,329,019	$1,226,820